UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
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Brooklyn ImmunoTherapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
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Supplement to Proxy Statement
For 2021 Annual Meeting of Stockholders to be Held on August 20, 2021
The following information relates to the proxy statement of Brooklyn ImmunoTherapeutics, Inc. filed with the Securities and Exchange Commission on July 1, 2021, or the Proxy Statement, in connection with the 2021 Annual Meeting of Stockholders to be held via live audio webcast on August 20, 2021 at 9:00 a.m., Eastern time. All capitalized terms used but not otherwise defined in this supplement to the Proxy Statement, or this Supplement, have the meanings ascribed to them in the Proxy Statement.
THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION
AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
The information in this Supplement modifies and supersedes any inconsistent information contained in the Proxy Statement. We urge you to read this Supplement, together with the Proxy Statement, carefully. The supplemental information on the following page is being provided for the purposes of (a) amending and restating the number of shares required to constitute a quorum and the number of votes required to be cast in favor of each proposal for such proposal to be approved at the Annual Meeting, and (b) including an updated copy of the resolutions unanimously adopted by the board of directors, as attached hereto as Appendix A.
Except as amended by information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. This Supplement does not reflect any other events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. From and after the date of this Supplement, any references to the “Proxy Statement” in the proxy materials for the Annual Meeting are to the Proxy Statement as supplemented by this Supplement.
The Board of Directors recommends a vote in favor of all proposals.
If you have already voted, you do not need to vote again unless you would like to change your prior vote on any proposal. If you have already properly submitted your proxy and would like to change your vote, you may revoke your proxy before it is voted at the annual meeting by:
•	submitting another properly completed proxy card with a later date;
•	granting a subsequent proxy by telephone or through the Internet;
•	sending a timely written notice that you are revoking your proxy to our Corporate Secretary at Brooklyn ImmunoTherapeutics, Inc., 140 58th Street, Building A, Suite 2100, Brooklyn, New York 11220; or
•	attending virtually and voting at the annual meeting (simply attending the annual meeting will not, by itself, revoke your proxy).
Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 20, 2021 at www.virtualshareholdermeeting.com/BTX2021:

The Proxy Statement, including this Supplement, the form of proxy card and our 2020 Annual Report to Stockholders are available in the “Investor Relations” section of our website at www.brooklynitx.com and with our current proxy materials at www.proxyvote.com.

Supplemental Information
2021 Proxy Summary
Annual Meeting of Stockholders
Time and Date	9 a.m., Eastern time, on August 20, 2021
Meeting Webcast Address	virtualshareholdermeeting.com/BTX2021
Record Date	5 p.m., Eastern time, on June 21, 2021
Voting
Stockholders will be entitled to one vote for each outstanding share of common stock that they hold of record as of the record date, subject to the limitations described under “—Explanation of Voting” below.

Total Votes Per Proposal
There are a total of 15,000,000 votes that could be cast with respect to each proposal after subtracting the total number of votes that could be cast by putative shares (29,179,574), based on the total number of shares of common stock authorized without giving effect to the certificate of amendment to our restated certificate of incorporation filed with the Delaware Secretary of State on March 25, 2021, or the Share Increase Amendment, which purported to increase the number of authorized shares of common stock and which is the subject of the vote described under “Proposal 2—Ratification of Charter Amendment to Increase Authorized Common Stock.”

Explanation of Voting
As described under “Proposal 2—Ratification of Charter Amendment to Increase Authorized Common Stock,” there may be uncertainty regarding the validity or effectiveness of the Share Increase Amendment, which was intended to increase the number of authorized shares of common stock from 15,000,000 to 100,000,000. To eliminate that uncertainty, and to determine whether a quorum is present and whether each proposal has been adopted at the Annual Meeting, we will instruct the inspector of elections to subtract the total number of putative shares (29,179,574) from (i) the total number of shares present for quorum purposes, and (ii) the total number of votes cast in favor of each proposal. We refer to such shares of common stock so subtracted as putative stock because the board of directors cannot determine with certainty that such shares are valid. The putative shares will be treated as neither present for quorum purposes nor outstanding and entitled to vote. Based on a total of 44,179,574 shares of common stock outstanding on the record date, at least 36,679,575 shares of common stock or 83% of the total outstanding shares (including putative stock) will need to be present virtually or represented by proxy at the meeting in order for a quorum to be present. Only stockholders of record on the record date are entitled to vote at the Annual Meeting.
Questions and Answers About the Annual Meeting
Q:	Who can vote at the Annual Meeting?
A:
As of 5 p.m., Eastern time, on June 21, 2021, the record date, there were outstanding a total of 44,179,574 shares of common stock, each of which will be entitled to one vote on each proposal. However, to eliminate uncertainty regarding the validity or effectiveness of the certificate of amendment to our restated certificate of incorporation filed with the Delaware Secretary of State on March 25, 2021, which was intended to increase the number of authorized shares of common stock from 15,000,000 to 100,000,000, and to determine whether a quorum is present and each proposal has been adopted at the Annual Meeting, we will instruct the inspector of elections to subtract the total number of putative shares (29,179,574) from (i) the total number of shares present for quorum purposes, and (ii) the total number of votes cast in favor of each proposal. We refer to such 29,179,574 shares of common stock as “putative” stock because the board of directors cannot determine with certainty that such shares are valid. The total number of putative shares will be treated as neither present for quorum purposes nor outstanding and entitled to vote. After giving effect to the subtraction of putative stock, the total number of all shares outstanding (including putative stock) that will need to be present at the meeting for quorum purposes equals 36,679,575 shares or 83% of the total number of shares of common stock issued and outstanding as of the record date. For more information, please see “Proposal 2—Ratification of Charter Amendment to Increase Authorized Common Stock.”

Holders of record of shares of common stock as of February 8, 2021 and holders of record of shares of Series A 10% convertible preferred stock as of February 8, 2021 and June 21, 2021 are entitled to receive notice of the Annual Meeting but are not entitled to vote those shares on any proposal considered at the Annual Meeting, except to the extent they continued to hold such shares of common stock as of the record date of June 21, 2021.
Q:	What does it mean for a broker or other nominee to hold shares in “street name”?
A:
If you beneficially own shares held in an account with a broker, bank or similar organization, that organization is the stockholder of record and is considered to hold those shares in “street name.” An organization that holds your beneficially owned shares in street name will vote in accordance with the instructions you provide. If you do not provide the organization with specific voting instructions with respect to a proposal, the organization’s authority to vote your shares will, under the rules of the NYSE American LLC Company Guide, depend upon whether the proposal is considered a “routine” or a non-routine matter.

The organization generally may vote your beneficially owned shares on routine items for which you have not provided voting instructions to the organization. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the charter amendment to increase the number of shares of authorized common stock (Proposal 2).
The organization generally may not vote on non-routine matters, which, for purposes of the Annual Meeting, consist of Proposals 1 and 3. Instead, it will inform the inspector of election that it does not have the authority to vote on those matters. This is referred to as a “broker non-vote.”
For the purpose of determining a quorum, the total number of putative shares (29,179,574) will be subtracted from the total number of shares present such that 36,679,575 shares or 83% of the total number of shares of common stock issued and outstanding as of the record date will need to be present at the meeting.
Vote Required for Election or Approval
Introduction
Our only voting securities are outstanding shares of common stock. As of the record date, which is 5 p.m., Eastern time, on June 21, 2021, there were outstanding 44,179,574 shares of common stock, each of which will be entitled to one vote on each proposal, resulting in a total of 44,179,574 votes capable of being cast on each proposal.
As described under “Proposal 2—Ratification of Charter Amendment to Increase Authorized Common Stock,” there may be uncertainty regarding the validity or effectiveness of the certificate of amendment to our restated certificate of incorporation filed with the Delaware Secretary of State on March 25, 2021, or the Share Increase Amendment, which was intended to increase the number of authorized shares of common stock from 15,000,000 to 100,000,000. To eliminate that uncertainty, and to determine whether a quorum is present and whether each proposal has been adopted at the Annual Meeting, we will instruct the inspector of elections to subtract the total number of “putative” shares of common stock (29,179,574) from (i) the total number of shares present for quorum purposes, and (ii) the total number of votes cast in favor of each proposal. We refer to such shares of common stock as putative stock because the board of directors cannot determine with certainty that such shares are valid. Only stockholders of record on the record date are entitled to vote at the Annual Meeting.
Only holders of record of common stock as of the record date will be entitled to vote at the Annual Meeting. A quorum for the transaction of business at the Annual Meeting will be met if at least 36,679,575 shares of common stock are present virtually or represented by proxy, which number represents approximately 83% of the common stock issued and outstanding as of the record date including all shares of putative stock.

Appendix A
BROOKLYN IMMUNOTHERAPEUTICS, INC.
Resolutions of the Board of Directors Approved at a Meeting Held on
Monday, July 12, 2021
Resolutions as to Ratification
Whereas, on June 30, 2021, the Board approved certain resolutions related to the ratification of certain actions taken by the Company, including (a) the filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State, which purported to increase the number of authorized shares of Common Stock from 15,000,000 to 100,000,000 (the “Putative Stock Increase”); and (b) certain stock issuances that may be deemed void or voidable as a result of potential defective authorization with respect to the filing of the Certificate;
Whereas, in connection with the issuance of the Shares, the Board deems it advisable and in the best interests of the Company to amend the resolutions approved on June 30, 2021 to (a) replace clause (k) of the sixth Whereas clause to the following: “7,022,230 shares of Common Stock to be issued on July 16, 2021”, or (b) add the following as new clause (a)(xi) of the fourth resolution: “and (xi) shares of Common Stock to be issued on July 16, 2021.”
Resolved:
That clause (k) of the sixth “Whereas” clause of the resolutions adopted by the Board on June 30, 2021 is amended and restated in its entirety as follows: “7,022,230 shares of Common Stock to be issued on July 16, 2021”.

Resolved:
That clause (a) of the fourth resolution of the resolutions adopted by the Board on June 30, 2021 is amended to include the following as new clause (xi): “and (xi) 7,022,230 shares of Common Stock to be issued on July 16, 2021,”.

A-1